Exhibit 99.1

Astrana Health, Inc. Reports Fourth Quarter and Year-End 2023 Results

Company to Host Conference Call on Tuesday, Feb. 27, 2024, at 2:30 p.m. PT/5:30 p.m. ET

ALHAMBRA, Calif., February 27, 2024 /PRNewswire/ -- Astrana Health, Inc. (together with its subsidiaries and affiliated entities, “Astrana”) (NASDAQ: ASTH), a leading provider-centric, technology-powered healthcare company focused on enabling providers in the successful delivery of value-based care, today announced its consolidated financial results for the fourth quarter and year ended December 31, 2023.

“We are proud to announce another year marked by rapid scaling of our unique care model to empower providers and improve healthcare for local communities at Astrana Health. We coupled that with robust financial achievements, ensuring that our growth efforts are sustainable and maintaining a focus on profitability. We continue to execute against our strategic roadmap: 1) focusing on expanding our membership base across existing and new geographies, 2) increasing the level of accountability and risk we are responsible for in our value-based care contracts, 3) empowering our providers to achieve superior patient outcomes, and 4) executing strategic acquisitions to further accelerate our growth trajectory for the foreseeable future,” said Brandon K. Sim, President and Chief Executive Officer of Astrana Health.

Financial Highlights for the Year Ended December 31, 2023:

All comparisons are to year ended December 31, 2022 unless otherwise stated.

•	Total revenue of $1,386.7 million, up 21% from $1,144.2 million
•	Care Partners revenue of $1,300.1 million, up 24% from $1,051.5 million
•	Net income attributable to Astrana of $60.7 million, up 34% from $45.2 million
•	Earnings per share — diluted (“EPS — diluted”) of $1.29, up 30% from $0.99 per share
•	Adjusted EBITDA(1) of $146.6 million, up 5% from $140.0 million

(1) See “Reconciliation of Net Income to EBITDA, Adjusted EBITDA and Adjusted EBITDA Margin” and “Use of Non-GAAP Financial Measures” below for additional information.

Financial Highlights for Fourth Quarter 2023:

All comparisons are to the quarter ended December 31, 2022 unless otherwise stated.

•	Total revenue of $353.0 million, up 20% from $294.2 million
•	Care Partners revenue of $333.7 million, up 24% from $269.3 million
•	Net income attributable to Astrana of $12.4 million, compared to a loss of $3.7 million
•	EPS — diluted of $0.26, compared to $(0.08) per share
•	Adjusted EBITDA(1) of $29.0 million, up 23% from $23.7 million

(1) See “Reconciliation of Net Income to EBITDA, Adjusted EBITDA and Adjusted EBITDA Margin” and “Use of Non-GAAP Financial Measures” below for additional information.

Recent Operating Highlights

•	On February 26, 2024 the Company changed its name from Apollo Medical Holdings, Inc. to Astrana Health, Inc. Alongside the corporate name change, the Company's common stock is trading under the new symbol "ASTH" on the NASDAQ.

•	In November 2023, the Company entered into an Asset and Equity Purchase Agreement (the “Purchase Agreement”) to acquire the partnership interests of Advanced Health Management Systems, L.P. (“AHMS”) and certain assets of Community Family Care Medical Group IPA, Inc. (“CFC”), which acquisitions the Company expected would occur in two separate closings. In November 2023, AHM (as defined below) also entered into a Stock Purchase Agreement (the “I Health Purchase Agreement”) to purchase 25% of the outstanding shares of common stock of I Health, Inc. (“I Health”). On January 31, 2024, the first closing under the Purchase Agreement occurred, and the Company completed its acquisition of CFC’s assets. CFC IPA manages the healthcare of over 200,000 members in the Los Angeles, California area, serving patients across Medicare, Medicaid, and Commercial payers. The Company expects to complete the second closing under the Purchase Agreement and acquire the outstanding general and limited partnership interests of AHMS during the first quarter of 2024, subject to obtaining required regulatory approvals. It is currently expected that the I Health Purchase Agreement closing will occur during the first quarter of 2024.

•	On January 29, 2024, the Company announced its strategic long-term partnership with BASS Medical Group, one of the largest multi-specialty medical groups in the Greater San Francisco Bay Area. Together, the two organizations will aim to bring high-quality care via value-based arrangements to patients of all insurance types, including Medicare, Medicaid, ACA Marketplace, and Commercial. Astrana has provided BASS Medical Group with a $20 million senior secured promissory note (“BASS secured promissory note”) which is intended to be used, in partnership with Astrana, to continue to grow their footprint and invest in high-quality, high-value, and accessible primary and multi-specialty care for communities across California. The BASS secured promissory note matures on January 11, 2031 and has an interest rate per annum equal to 2.9% plus the Secured Overnight Financing Rate as administered by the Federal Reserve Bank of New York (or a successor administrator) compounded annually.

•	Effective January 19, 2024, the Company had the following leadership changes:

◦	Thomas S. Lam, M.D., M.P.H., previously Co-Chief Executive Officer and President and a director, was appointed Vice Chairman of the Board;

◦	Brandon K. Sim, M.S., previously Co-Chief Executive Officer, was appointed Chief Executive Officer and President; and

◦	Chan Basho, M.B.A., previously Chief Financial Officer and Chief Strategy Officer, was appointed Chief Financial Officer and Chief Operating Officer.

◦	In addition, Dinesh Kumar, M.D., was appointed Chief Medical Officer effective January 23, 2024.

•	On January 1, 2024, the Company’s Employee Stock Purchase Plan (“ESPP”) came into effect. The Company’s ESPP allows eligible employees to contribute up a portion of their eligible earnings toward the semi-annual purchase of the Company’s common stock at a discounted price, subject to an annual maximum dollar amount.

•	On January 1, 2024, in addition to participating in the ACO REACH Model, one of our other ACOs will participate in the Medicare Shared Savings Program (“MSSP”). The MSSP was created to promote accountability and improve coordination of care for Medicare beneficiaries. Unlike the ACO REACH Program, CMS continues to pay participant and preferred providers on a fee-for-service basis for Medicare covered services provided to MSSP Aligned Beneficiaries. Our shared savings or losses in managing our beneficiaries are generally determined on an annual basis after reconciliation with CMS.

Segment Results for the Year Ended December 31, 2023:

	Year Ended December 31, 2023
(in thousands)	Care Partners	Care Delivery	Care Enablement	Other	Intersegment Elimination	Corporate Costs	Consolidated Total
Total revenues	$1,300,112	$119,904	$135,824	$937	$(170,116)	$—	$1,386,661
% change vs. prior year	24%	25%	13%

Cost of services	1,182,484	96,265	59,075	296	(166,417)	—	1,171,703
General and administrative(1)	25,907	17,766	57,672	3,752	(7,923)	33,171	130,345
Total expenses	1,208,391	114,031	116,747	4,048	(174,340)	33,171	1,302,048

Income (loss) from operations	$91,721	$5,873	$19,077	$(3,111)	$4,224 (2)	$(33,171)	$84,613
% change vs. prior year	8%	(35)%	(29)%

(1) Balance includes general and administrative expenses and depreciation and amortization.

(2) Income from operations for the intersegment elimination represents rental income from segments renting from other segments. Rental income is presented within other income which is not presented in the table.

Guidance:

Astrana is providing the following guidance for total revenue, net income attributable to Astrana, Adjusted EBITDA, and EPS — diluted. These guidance assumptions are based on the Company's existing business, current view of existing market conditions and assumptions for the year ending December 31, 2024.

	2024 Guidance Range
($ in millions)	Low	High
Total revenue	$1,650.0	$1,850.0
Net income attributable to Astrana Health, Inc.	$61.0	$73.0
Adjusted EBITDA	$165.0	$185.0
EPS – diluted	$1.28	$1.52

See “Guidance Reconciliation of Net Income to EBITDA and Adjusted EBITDA” and “Use of Non-GAAP Financial Measures” below for additional information. There can be no assurance that actual amounts will not be materially higher or lower than these expectations. See “Forward-Looking Statements” below for additional information.

Conference Call and Webcast Information:

Astrana will host a conference call at 2:30 p.m. PT/5:30 p.m ET (Tuesday, February 27, 2024), during which management will discuss the results of the fourth quarter and year ended December 31, 2023. To participate in the conference call, please use the following dial-in numbers about 5 minutes prior to the scheduled conference call time:

U.S. & Canada (Toll-Free):	+ 1 (877) 858-9810 or;
+ 1 (201) 689-8517

The conference call can also be accessed via webcast at: https://event.choruscall.com/mediaframe/webcast.html?webcastid=EM7HqFSl

An accompanying slide presentation will be available in PDF format on the “IR Calendar” page of the Company’s website (ir.astranahealth.com) after issuance of the earnings release and will be filed as an exhibit to Astrana’s current report on Form 8-K to be filed with the SEC, accessible at www.sec.gov.

Those who are unable to attend the live conference call may access the recording at the above webcast link, which will be made available shortly after the conclusion of the call.

Note About Consolidated Entities

The Company consolidates entities in which it has a controlling financial interest. The Company consolidates subsidiaries in which it holds, directly or indirectly, more than 50% of the voting rights, and variable interest entities (“VIEs”) in which the Company is the primary beneficiary. Noncontrolling interests represent third party equity ownership interests in the Company’s consolidated entities (including certain VIEs). The amount of net income attributable to noncontrolling interests is disclosed in the Company’s consolidated statements of income.

Note About Stockholders’ Equity, Certain Treasury Stock and Earnings Per Share

As of the date of this press release, 41,048 holdback shares have not been issued to certain former shareholders of the Company’s subsidiary, Astrana Health Management, Inc. (“AHM”), formerly known as Network Medical Management, Inc., who were AHM shareholders at the time of closing of the merger, as they have yet to submit properly completed letters of transmittal to Astrana in order to receive their pro rata portion of Astrana’s common stock and warrants as contemplated under that certain Agreement and Plan of Merger, dated December 21, 2016, among Astrana, AHM, Apollo Acquisition Corp. (“Merger Subsidiary”) and Kenneth Sim, M.D., as amended, pursuant to which Merger Subsidiary merged with and into AHM, with AHM as the surviving corporation. Pending such receipt, such former AHM shareholders have the right to receive, without interest, their pro rata share of dividends or distributions with a record date after the effectiveness of the merger. The Company’s consolidated financial statements have treated such shares of common stock as outstanding, given the receipt of the letter of transmittal is considered perfunctory and Astrana is legally obligated to issue these shares in connection with the merger.

Shares of Astrana’s common stock owned by Allied Physicians of California, a Professional Medical Corporation (“APC”), a VIE of the Company, are legally issued and outstanding but excluded from shares of common stock outstanding in the Company’s consolidated financial statements, as such shares are treated as treasury shares for accounting purposes. Such shares, therefore, are not included in the number of shares of common stock outstanding used to calculate the Company’s earnings per share.

About Astrana Health

Astrana is a leading provider-centric, technology-powered healthcare company enabling providers to deliver accessible, high-quality, and high-value care to all. Leveraging its proprietary end-to-end technology solutions, Astrana operates an integrated healthcare delivery platform that enables providers to successfully participate in value-based care arrangements, thus empowering them to deliver high quality care to patients in a cost-effective manner.

Headquartered in Alhambra, California, Astrana serves over 10,000 providers and 900,000 Americans in value-based care arrangements. Its subsidiaries and affiliates include management services organizations (MSOs), affiliated independent practice associations (IPAs), accountable care organizations (ACOs), and care delivery entities across primary, multi-specialty, and ancillary care. For more information, please visit www.astranahealth.com.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, such as statements about the Company’s guidance for the year ending December 31, 2024, ability to meet operational goals, ability to meet expectations in deployment of care coordination and management capabilities, ability to decrease cost of care while improving quality and outcomes, ability to deliver sustainable revenue and EBITDA growth as well as long-term value, ability to respond to the changing environment, and successful implementation of strategic growth plans, acquisition strategy, and merger integration efforts. Forward-looking statements reflect current views with respect to future events and financial performance and therefore cannot be guaranteed. Such statements are based on the current expectations and certain assumptions of the Company’s management, and some or all of such expectations and assumptions may not materialize or may vary significantly from actual results. Actual results may also vary materially from forward-looking statements due to risks, uncertainties and other factors, known and unknown, including the risk factors described from time to time in the Company’s reports to the SEC, including, without limitation the risk factors discussed in the Company’s Annual Report on Form 10-K for the year ended December 31, 2023, which will be filed with the SEC, and any subsequent quarterly reports on Form 10-Q. Any forward-looking statement made by the Company in this release speaks only as of the date on which it is made. The Company undertakes no obligation to publicly update any forward-looking statement, whether as a result of new information, future developments or otherwise, except as may be required by any applicable securities laws.

FOR MORE INFORMATION, PLEASE CONTACT:

Investor Relations

Asher Dewhurst

investors@astranahealth.com

ASTRANA HEALTH, INC.

CONSOLIDATED BALANCE SHEETS

(IN THOUSANDS, EXCEPT SHARE AND PER SHARE DATA)

	December 31,	December 31,
	2023	2022
Assets

Current assets
Cash and cash equivalents	$293,807	$288,027
Investment in marketable securities	2,498	5,567
Receivables, net	76,780	49,631
Receivables, net – related parties	58,980	65,147
Income taxes receivable	10,657	—
Other receivables	1,335	1,834
Prepaid expenses and other current assets	17,450	14,798
Loans receivable	—	996
Loans receivable – related party	—	2,125

Total current assets	461,507	428,125

Non-current assets
Land, property and equipment, net	7,171	108,536
Intangible assets, net	71,648	76,861
Goodwill	278,831	269,053
Income taxes receivable	15,943	15,943
Loans receivable, non-current	26,473	—
Investments in other entities – equity method	25,774	40,299
Investments in privately held entities	6,396	2,396
Restricted cash	345	—
Operating lease right-of-use assets	37,396	20,444
Other assets	1,877	4,556

Total non-current assets	471,854	538,088

Total assets(1)	$933,361	$966,213

Liabilities, Mezzanine Equity (Deficit), and Stockholders’ Equity

Current liabilities

Accounts payable and accrued expenses	$59,949	$49,562
Fiduciary accounts payable	7,737	8,065
Medical liabilities	106,657	81,255
Income taxes payable	—	4,279
Dividend payable	638	664
Finance lease liabilities	646	594
Operating lease liabilities	4,607	3,572
Current portion of long-term debt	19,500	619
Other liabilities	18,940	—

Total current liabilities	218,674	148,610

Non-current liabilities
Deferred tax liability	4,072	14,217
Finance lease liabilities, net of current portion	1,033	1,275
Operating lease liabilities, net of current portion	36,289	19,915
Long-term debt, net of current portion and deferred financing costs	258,939	203,389
Other long-term liabilities	3,586	20,260

Total non-current liabilities	303,919	259,056

Total liabilities(1)	522,593	407,666

Mezzanine (deficit) equity
Noncontrolling interest in Allied Physicians of California, a Professional Medical Corporation	(205,883)	14,237

Stockholders’ equity
Series A Preferred stock, par value $0.001; 5,000,000 shares authorized (inclusive of Series B Preferred stock); 1,111,111 issued and zero outstanding	—	—
Series B Preferred stock, par value $0.001; 5,000,000 shares authorized (inclusive of Series A Preferred stock); 555,555 issued and zero outstanding	—	—
Common stock, par value $0.001; 100,000,000 shares authorized, 46,843,743 and 46,575,699 shares outstanding, excluding 10,584,340 and 10,299,259 treasury shares, at December 31, 2023 and 2022, respectively	47	47
Additional paid-in capital	371,037	360,097
Retained earnings	243,134	182,417
	614,218	542,561

Non-controlling interest	2,433	1,749

Total stockholders' equity	616,651	544,310

Total liabilities, mezzanine equity (deficit), and stockholders’ equity	$933,361	$966,213

(1) The Company’s consolidated balance sheets include the assets and liabilities of its consolidated VIEs. The consolidated balance sheets include total assets that can be used only to settle obligations of the Company’s consolidated VIEs totaling $540.8 million and $579.8 million as of December 31, 2023 and December 31, 2022, respectively, and total liabilities of the Company’s consolidated VIEs for which creditors do not have recourse to the general credit of the primary beneficiary of $146.0 million and $149.6 million as of December 31, 2023 and December 31, 2022, respectively. These VIE balances do not include $273.2 million of investment in affiliates and $107.3 million of amounts due to affiliates as of December 31, 2023 and $304.8 million of investment in affiliates and $11.6 million of amounts due from affiliates as of December 31, 2022 as these are eliminated upon consolidation and not presented within the consolidated balance sheets.

ASTRANA HEALTH, INC.

CONSOLIDATED STATEMENTS OF INCOME

(IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

	Three Months Ended December 31,		Year Ended December 31,
	2023	2022	2023	2022
Revenue
Capitation, net	$309,184	$252,878	$1,215,614	$930,131
Risk pool settlements and incentives	14,863	15,537	63,468	117,254
Management fee income	6,390	10,607	38,677	41,094
Fee-for-service, net	18,442	13,823	59,658	49,517
Other income	4,157	1,363	9,244	6,167
Total revenue	353,036	294,208	1,386,661	1,144,163

Operating expenses
Cost of services, excluding depreciation and amortization	314,055	253,119	1,171,703	944,685
General and administrative expenses	37,949	24,446	112,597	77,670
Depreciation and amortization	4,902	4,063	17,748	17,543
Total expenses	356,906	281,628	1,302,048	1,039,898

(Loss) income from operations	(3,870)	12,580	84,613	104,265

Other (expense) income
Income from equity method investments	2,475	1,225	5,579	5,622
Interest expense	(5,422)	(2,572)	(16,102)	(7,920)
Interest income	4,591	1,286	14,208	1,976
Unrealized gain (loss) on investments	1,294	(3,680)	(4,581)	(21,271)
Other income	1,856	1,616	6,121	3,944
Total other income (expense), net	4,794	(2,125)	5,225	(17,649)

Income before provision for income taxes	924	10,455	89,838	86,616

Provision for income taxes	1,018	11,338	31,989	40,875
Net (loss) income	(94)	(883)	57,849	45,741

Net (loss) income attributable to noncontrolling interests	(12,450)	2,845	(2,868)	570
Net income (loss) attributable to Astrana Health, Inc.	$12,356	$(3,728)	$60,717	$45,171

Earnings (losses) per share – basic	$0.26	$(0.08)	$1.30	$1.00

Earnings (losses) per share – diluted	$0.26	$(0.08)	$1.29	$0.99

Reconciliation of Net Income to EBITDA, Adjusted EBITDA, and Adjusted EBITDA Margin(1)

	Three Months Ended December 31,			Year Ended December 31,
(in thousands)	2023	2022		2023	2022
Net (loss) income	$(94)	$(883)		$57,849	$45,741
Interest expense	5,422	2,572		16,102	7,920
Interest income	(4,591)	(1,286)		(14,208)	(1,976)
Provision for income taxes	1,018	11,338		31,989	40,875
Depreciation and amortization	4,902	4,063		17,748	17,543
EBITDA	$6,657	$15,804		$109,480	$110,103

Income from equity method investments	(1,989)	(1,322	)(2)	$(5,149)	(5,680	)(2)
Other, net	4,721 (3)	1,927	(4)	$6,228 (3)	3,309	(4)
Stock-based compensation	8,676	5,624		$22,040	16,101
APC excluded assets costs	10,949	1,619		$13,988	16,193
Adjusted EBITDA	$29,014	$23,652		$146,587	$140,026

Total Revenue	$353,036	$294,208		$1,386,661	$1,144,163

Adjusted EBITDA margin	8%	8%		11%	12%

(1) The Company defines Adjusted EBITDA margin as Adjusted EBITDA over total revenue.

(2) Certain APC minority interests where APC owns the asset but not the right to the dividends were reclassified from APC excluded asset costs to income from equity method investments.

(3) Other, net for the three and twelve months ended December 31, 2023 consists of nonrecurring transaction costs and tax restructuring fees incurred, non-cash gains and losses related to the changes in the fair value of our financing obligation to purchase the remaining equity interests, contingent liabilities, and the Company's Collar Agreement, and excise tax related to a nonrecurring buyback of the Company’s stock from APC.

(4) Other, net for the three and twelve months ended December 31, 2022 consists of one-time transaction costs incurred and non-cash gains and losses related to the changes in the fair value of our financing obligation to purchase the remaining equity interests and contingent considerations.

Guidance Reconciliation of Net Income to EBITDA and Adjusted EBITDA

	2024 Guidance Range
(in thousands)	Low	High
Net income	$71,500	$85,500
Interest expense, net	14,500	12,500
Provision for income taxes	36,500	44,500
Depreciation and amortization	14,500	14,500
EBITDA	137,000	157,000

Income from equity method investments	(5,000)	(5,000)
Other, net	6,000	6,000
Stock-based compensation	27,000	27,000
Adjusted EBITDA	$165,000	$185,000

Use of Non-GAAP Financial Measures

This press release contains the non-GAAP financial measures EBITDA, Adjusted EBITDA and Adjusted EBITDA margin, of which the most directly comparable financial measure presented in accordance with U.S. generally accepted accounting principles (“GAAP”) is net income. These measures are not in accordance with, or alternatives to GAAP, and may be different from other non-GAAP financial measures used by other companies. The Company uses Adjusted EBITDA as a supplemental performance measure of our operations, for financial and operational decision-making, and as a supplemental means of evaluating period-to-period comparisons on a consistent basis. Adjusted EBITDA is calculated as earnings before interest, taxes, depreciation, and amortization, excluding income or loss from equity method investments, non-recurring and non-cash transactions, stock-based compensation, and APC excluded assets costs. The Company defines Adjusted EBITDA margin as Adjusted EBITDA over total revenue.

The Company believes the presentation of these non-GAAP financial measures provides investors with relevant and useful information, as it allows investors to evaluate the operating performance of the business activities without having to account for differences recognized because of non-core or non-recurring financial information. When GAAP financial measures are viewed in conjunction with non-GAAP financial measures, investors are provided with a more meaningful understanding of the Company’s ongoing operating performance. In addition, these non-GAAP financial measures are among those indicators the Company uses as a basis for evaluating operational performance, allocating resources, and planning and forecasting future periods. Non-GAAP financial measures are not intended to be considered in isolation, or as a substitute for, GAAP financial measures. Other companies may calculate both EBITDA and Adjusted EBITDA differently, limiting the usefulness of these measures for comparative purposes. To the extent this release contains historical or future non-GAAP financial measures, the Company has provided corresponding GAAP financial measures for comparative purposes. The reconciliation between certain GAAP and non-GAAP measures is provided above.